UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2006

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway

Alameda, California 94502

(Address of principal executive offices)    (Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 20, 2006, UTStarcom, Inc. (the “Company”) received a notice from the staff of The Nasdaq Stock Market indicating that the Company is not in compliance with Marketplace Rule 4310(c)(14) because it has not yet filed its Annual Report on Form 10-K for the year ended December 31, 2005. The notice indicated that due to such noncompliance, the Company’s common stock will be delisted at the opening of business on March 29, 2006 unless the Company requests a hearing in accordance with the Nasdaq Marketplace Rules.

The Company intends to request a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”) to review the Nasdaq staff’s determination. The hearing request will stay the delisting of the Company’s common stock pending the Panel’s decision. There can be no assurance that the Panel will grant the Company’s request for continued listing.

The Company issued a press release in connection with the foregoing matters on March 22, 2006, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                                                Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release entitled “UTStarcom Receives Nasdaq Delisting Notification.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: March 23, 2006	By:	/s/ Francis P. Barton
	Name:	Francis P. Barton
	Title:	Executive Vice President and Chief Financial Officer